UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A
Amendment No. 2

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT:  April 22, 2013
DATE OF EARLIEST EVENT REPORTED:  April 11, 2013

PEDEVCO CORP.
(Exact name of registrant as specified in its charter)

Texas	000-53725	22-3755993
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(IRS Employer Identification No.)

4125 Blackhawk Plaza Circle, Suite 201
Danville, California 94506
(Address of principal executive offices)

(855) 733-2685
(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 4.02.	NON-RELIANCE ON PREVIOUSLY ISSUED FINANCIAL STATEMENTS OR A RELATED AUDIT REPORT OR COMPLETED INTERIM REVIEW.

Amendment No. 2 to  PEDEVCO Corp. Consolidated Financial Statements for the Quarter Ended September 30, 2012

On April 11, 2013, the Board of Directors of PEDEVCO CORP. (the “Company”) concluded that the consolidated financial statements of the Company for quarter ended September 30, 2012 should no longer be relied upon and should be further restated in order to correct certain errors discovered subsequent to their original issuance. These errors were as follows:

●	368,345 shares of Series A preferred stock issued to a related party was improperly classified as a note receivable rather than a stock subscription receivable.
●
279,749 shares of Series A preferred stock were improperly accounted for at $0.75 per share, rather than the then market price of $2.00 per share, which understated loss on settlement payables by $139,874.

●
1,666,667 shares of Series A preferred stock, including its par value thereof and additional paid capital therefore, was improperly classified on the balance sheet and the statement of shareholders’ equity as issued and outstanding, rather than being issued outside of the stockholders’ equity as the redemption of such shares is outside the control of the issuer.

The impact on the previously reported balance sheet as of September 30, 2012 is as follows:

	As Reported	As Restated
Oil and gas properties, not subject to amortization	$1,499,830	$1,709,642
Notes receivable – related parties	705,442	429,116
Total assets	$11,627,121	$11,560,607
Series A convertible preferred stock	$20,238	$18,571
Additional paid in capital	$16,452,768	$16,804,121
Stock subscriptions receivable	-	(276,326)
Accumulated deficit	(10,078,169)	(10,218,043)
Total stockholder’s equity	(6,414,532)	(6,348,018)
Total liabilities and stockholders' equity	$(11,627,121)	$(11,560,607)

The impact on the previously reported net loss for the three months and the nine months ended September 30, 2012 is as follows:

	For the Three Months as Reported	For the Three Months as Restated	For the Nine Months as Reported	For the Nine Months as Restated
Loss on settlement of payables	-	(139,874)	-	(139,874)
Net loss	$(8,329,245)	$(8,469,119)	$(9,314,492)	$(9,454,366)
Loss per common share	$0.48	$0.49	$(0.55)	$(0.56)

As a result of the foregoing, the Company restated its consolidated financial statements for the quarter ended September 30, 2012 in its Amendment No. 2 on Form 10-Q/A filed with the Commission on April 18, 2013.

Our Board of Directors discussed the restatement shown above with GBH CPAs, PC, our independent registered public accounting firm that originally audited these financial statements.

Amendment No. 1 to  PEDEVCO Corp. Consolidated Financial Statements for the Period From January 1, 2012 through December 31, 2012

On April 11, 2013, the Board of Directors of the Company concluded that the consolidated financial statements of the Company for the for the period from January 1, 2012 through December 31, 2012 should no longer be relied upon and should be restated in order to correct certain errors discovered subsequent to their original issuance. These errors were as follows:

●	$368,345 shares of Series A preferred stock issued to a related party was improperly classified as a note receivable rather than a stock subscription receivable.
●
1,666,667 shares of Series A preferred stock, including its par value thereof and additional paid capital therefore, was improperly classified on the balance sheet and the statement of shareholders’ equity as issued and outstanding, rather than being issued outside of the stockholders’ equity as the redemption of such shares is outside the control of the issuer.

The impact on the previously reported balance sheet as of December 31, 2012 is as follows:

	As Reported	As Restated
Notes receivable – related parties	$3,062,390	$2,786,064
Total assets	$11,423,050	$11,146,724
Series A convertible preferred stock	$20,371	$18,704
Additional paid in capital	$18,138,916	$18,140,583
Stock subscriptions receivable	$-	$(276,326)
Total shareholder’s equity	$(5,404,150)	$(5,127,824)
Total liabilities and shareholders' equity	$11,423,050	$11,146,724

As a result of the foregoing, the Company restated its consolidated financial statements for the period from January 1, 2012 through December 31, 2012 in its Amendment No. 1 on Form 10-K/A filed with the Commission on April 19, 2013.

Our Board of Directors discussed the restatement shown above with GBH CPAs, PC, our independent registered public accounting firm that originally audited these financial statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PEDEVCO CORP.

By:	/s/ Michael L. Peterson
Michael L. Peterson
Executive Vice President and Chief Financial Officer

Date: April 22, 2013